_________________________________________________________________


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (date of earliest event reported): April 25, 1997



                  IATROS HEALTH NETWORK, INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)



Delaware                 0-20345             23-2596710
--------                 -------             ----------
(State or other        (Commission        (I.R.S. Employer
jurisdiction of     Identification No.)      File Number)
Registrant)





     Ten Piedmont Center, Suite 400, Atlanta, Georgia 30305
     ------------------------------------------------------
       (Address of principal executive office) (Zip Code)


         Registrant's telephone number: (404) 588-9211

_________________________________________________________________



Item 4.

     The Registrant's independent public accountant, Asher & Company, Ltd. ("Asher"), for the last two fiscal years was dismissed on April 25, 1997. Asher's report on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to change accountants was recommended by the President/ Chief Operating Officer and Executive Vice President/ Chief Financial Officer and approved by Chairman of the Board of Directors and Chief Executive Officer. During the Registrant's two most recent fiscal years preceding such dismissal there were no disagreements with Asher on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

     The Registrant engaged Ernst & Young, L.L.C., Atlanta as its new independent public accountant on April 25, 1997.




Item 7.   Financial Statements and Exhibits.

     (A)  Letter re: change in certifying accountant.



May 1, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  Iatros Health Network, Inc. 0-20345

     We were previously the principal accountant for Iatros Health Network, Inc. and, under the date of April 2, 1997, we reported on the consolidated financial statements of Iatros Health Network, Inc. and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. On April 25, 1997, our appointment as principal accountant was terminated. We have read Iatros Health Network, Inc.'s statements included under Item 4 of its Form 8-K dated May 1, 1997 and we agree with such statements.

                                Very truly yours,




                                ASHER & COMPANY, Ltd.


PJD/baf




                           SIGNATURES
                           ----------

     Pursuant to the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   IATROS HEALTH NETWORK, INC.



Dated: May 1, 1997.                By: /s/ Joseph Rzepka
                                       --------------------------
                                   Joseph Rzepka
                                   Executive  Vice President  and
                                   Chief Financial Officer